UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2022

Vontier Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39483	84-2783455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600, Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (984) 275-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, the Board of Directors (the “Board”) of Vontier Corporation (the “Company”) approved the Executive Incentive Compensation Plan (the “EIC Plan”). Under the EIC Plan the Company’s executive officers are eligible to receive performance-based incentive awards as determined by the Compensation & Management Development Committee (the “Committee”) of the Board. The EIC Plan specifies certain performance goals for participants that are measured over an identified performance period based on any one of, or a combination of, the following criteria: earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; total shareholder return; return on capital, return on invested capital or return on equity; pretax or after-tax net income; working capital; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; free cash flow; cash flow; revenue or core revenue; gross profit margin; operating profit margin, gross or operating margin improvement or core operating margin improvement; or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, market share or geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. These performance goals may be determined by the Committee based on the Company and its subsidiaries on a group-wide basis or on the basis of a subsidiary, platform, division, operating unit and/or other business unit results (subject to any discretionary adjustments). Under the EIC Plan, any participant that voluntarily terminates employment during an applicable performance period prior to the date that an award is paid is not eligible to receive an award. Except as otherwise determined by the Committee or as otherwise required by law, any participant whose employment is involuntarily terminated without “Cause” (as defined in the EIC Plan) is not eligible to receive an award for the performance period in which the participant is terminated, and no participant who the Company terminates for Cause may receive an award under the EIC Plan. A participant in the EIC Plan who dies, “Retires” or becomes “Disabled” (as such terms are defined in the EIC Plan) may be eligible for an award for the period of time during which the Company employed the individual as determined by the Committee.

The description of the EIC Plan set forth herein is qualified in its entirety by reference to the full text of the EIC Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Vontier Corporation Executive Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vontier Corporation

March 15, 2022	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President – Associate General Counsel and Corporate Secretary